Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION TO ACQUIRE ASSETS OF GEOKINETICS OUT OF BANKRUPTCY

June 27, 2018 – HOUSTON, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCQB: SXPLW) today announced that its wholly owned subsidiary SAExploration, Inc. (“SAE” or the “Company”) has entered into an asset purchase agreement that will be used as a “Stalking Horse” bid to acquire certain assets of Geokinetics, Inc. (“GEOK”) and certain of its subsidiaries, debtors and debtors-in-possession (collectively, “Sellers”) in a transaction to be effected in GEOK’s Chapter 11 bankruptcy proceeding which commenced June 25, 2018.

Jeff Hastings, Chairman and CEO of SAE, commented, “We are excited for the opportunity to acquire these complementary assets, which will allow us to continue to provide, and in many instances enhance, our seismic data acquisition and logistical support services. Following the comprehensive realignment of our entire capital structure earlier this year, we believe this transaction could accelerate our recovery and further position us for long-term growth and sustainable success. Upon an improvement in exploration activity, we expect most of these assets to offer the ability to capture meaningful cost synergies by reducing or eliminating our need to rent equipment. Most importantly, this transaction should enable us to create relationships with new customers in new markets and further expand relationships with many of our existing customers. Additionally, we look forward to the opportunity to welcome certain of the existing employees of GEOK to our team.”

The assets the Company has offered to acquire include equipment and machinery, seismic processing software and equipment, and certain contracts with large exploration and production companies. The acquisition is subject to the customary auction procedures provided for under the Bankruptcy Code, including the receipt of requisite court orders. There is no assurance that SAE will be the successful bidder at any auction conducted by the Sellers. For additional information on the asset purchase agreement, please refer to SAE’s Current Report on Form 8-K to be filed on or around June 29, 2018. Pending the development of the transaction, SAE intends to host an investors conference call at a later date to discuss the transaction and provide a more comprehensive update.

The Company engaged Ducera Partners LLC as its financial advisor and Akin Gump Strauss Hauer & Feld LLP as its legal advisor in connection with the transaction.

About SAExploration Holdings, Inc.

SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, Southeast Asia and West Africa. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths

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reaching 3,000 meters, SAE offers a full suite of logistical support and in-field data processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil and New Zealand. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” “forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods and possible future events, including statements that relate to SAE’s potential acquisition of certain assets of Geokinetics, Inc. and certain of its subsidiaries, debtors and debtors-in-possession in connection with Geokinetics, Inc.’s pending bankruptcy. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SAE’s filings with the Securities and Exchange Commission. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Finance

(281) 258-4400

rabney@saexploration.com

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